AGREEMENT, dated this 20 day of June, 1996, by and among ARBOR HOME HEALTHCARE HOLDING, LLC, a New York limited liability company (hereinafter "Arbor Health"); COSS HOLDING CORP., a New York corporation, with its principal place of business at One Old Country Road, Suite 500, Carle Place, New York, 11514 (hereinafter "COSS"); COSMETIC SCIENCES, INC., a New York corporation, with its principal place of business at One Old Country Road, Suite 500, Carle Place, New York, 11514 (hereinafter "CSI"); and stockholders of COSS specified below (hereinafter "COSS Principals").

                      W I T N E S S E T H :

     WHEREAS, Arbor Health has requested COSS, CSI and the COSS Principals to extend the Option Termination Date ("OTD") as defined in that certain Amended and Restated Option Agreement dated October 31, 1995 (the "Option Agreement") by and among the above parties; and

     WHEREAS, COSS, CSI and the COSS Principals acknowledge that, due to certain business considerations, Arbor Health's request for an extension of the OTD is in the best interests of COSS, CSI and the COSS Principals and COSS, CSI and the COSS Principals, notwithstanding such extension, remain favorably disposed to Arbor Health exercising the First Option as defined in the Option Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   The OTD is hereby extended to August 21, 1996.

     2. All other terms and conditions of the Option Agreement shall remain in full force and effect.

     3. The undersigned COSS Principals represent and warrant that they own, in the aggregate, not less than 51% of the outstanding shares of capital stock of COSS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   ARBOR HOME HEALTHCARE
                                   HOLDING, LLC
COSS PRINCIPALS:
                                   By: Joseph Heller
John Curtin                            Joseph Heller
John Curtin
                                   COSS HOLDING CORP.
Don Lia
Don Lia
                                   By: John Curtin
                                       John Curtin
Pamela M. Rob-Melius
Pamela M. Rob-Melius
                                   COSMETIC SCIENCES, INC.

                                   By: Mary Ann Page
                                       Mary Ann Page